EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of the reporting persons is is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: OAKTREE CAPITAL GROUP, LLC
Date of Event Requiring Statement: December 31, 2018
Issuer Name: Infrastructure and Energy Alternatives, Inc. [IEA]

    OAKTREE CAPITAL GROUP, LLC

    By:    Oaktree Capital Group Holdings GP, LLC
    Its:    Manager

    By:    /s/ Jamie Toothman
    Name:    Jamie Toothman
    Title:    Senior Vice President

    OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

    By:    /s/ Jamie Toothman
    Name:    Jamie Toothman
    Title:    Senior Vice President